Exhibit 10.34

FIRST AMENDMENT TO GARAGE LEASE

This First Amendment to Garage Lease (“First Amendment”) is entered into by and between WPB ROSEMARY LLC, a Delaware limited liability company (“Landlord”) and ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company (“Tenant”) as of this 19th day of December, 2017. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same meanings assigned to the same in the Garage Lease (as hereinafter defined).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Garage Lease dated as of August 26, 2016 (the “Lease”), pursuant to which Tenant leased from Landlord the Garage,

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the Initial Term, on the terms and conditions stated herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.             Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2.             Defined Terms. The following defined terms Set forth in Article 1.0 of the Lease are deleted in their entirety and replaced with the following:

(a)             Base Rent: Commencing on the Rent Commencement Date (as hereinafter defined) until the expiration of the fifteenth (15th) full Lease Year following the Rent Commencement Date (plus the partial month, if any, following the Rent Commencement Date), the annual Base Rent shall be equal to One Million One Hundred Fifty Thousand ($1,150,000.00) Dollars, plus sales tax, if applicable, and from the expiration of the fifteenth (15th) full Lease Year following the Rent Commencement Date until the expiration of the twentieth (20th) Lease Year following the Rent Commencement Date, the annual Base Rent shall be equal to One Million Two Hundred Sixty-Five Thousand ($1,265,000.00) Dollars, plus sales tax, if applicable.

(b)             Initial Term: The period commencing on the Commencement Date and ending upon the expiration of the twentieth (20th) full Lease Year following the Rent Commencement Date (plus the partial month, if any, following the Rent Commencement Date), unless sooner terminated or extended as provided herein.

3.             Mortgages against Leasehold Estate. Section 10.03(e) of the Lease is deleted in its entirety.

4.             Renewal Options.

(a)             Section 14.01(a) of the Lease is deleted in its entirety and replaced with the following:

“Landlord hereby grants Tenant the option to renew (the “Renewal Option”) the Initial Term (not to include, for purposes of this Section, the Renewal Terms, as hereinafter defined) for three (3) additional terms of sixty (60) months each (each, a “Renewal Term” and collectively, the “Renewal Terms”), commencing as of the date immediately following the expiration of the then-current Term, such option to be subject to the covenants and conditions set forth in this Section.”

(b)             The word “fourth” in Section 14.01(e) (iii) of the Lease is deleted in its entirety and replaced with the word “third.”

5.             Tenant’s Share of Operating Costs and Taxes. Section 3.02(e) of the Lease is amended to read as follows: “For the first Lease Year, Tenant’s Share of Operating Costs (including Real Property Taxes) is estimated (but not guaranteed or capped) to be $33,521 per month.”

6.             Calculation of Tenant’s Share. Exhibit D is amended to include the following: “59% (464 spaces/785 total spaces).”

7.             Ground Lease. Landlord covenants and agrees that Landlord (i) shall pay the Rent (as defined in the Ground Lease) when due and payable (including any notice, grace or cure periods) under the Ground Lease and shall observe and perform all other terms, provisions, covenants and conditions of the Ground Lease that are to be performed, paid and observed on the part of Landlord under the Ground Lease, and (ii) shall not, without the prior written consent of Tenant and each Leasehold Mortgagee (x) amend, modify, supplement or waive any provision of the Ground Lease in any manner adverse to the rights and obligations of Tenant hereunder or (y) voluntarily cancel or surrender the Ground Lease.

8.             Agreements of Lender. Bank of America, N.A. a national banking association (“Lender”) made a loan to Landlord in the stated principal amount of up to $81,000,000 (the “Loan”), which is secured by, among other things, a Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated August 26, 2016 (which together with all increases, renewals, extensions and other amendments thereto, is hereinafter called the “Mortgage”) pursuant to which Landlord collaterally assigned its interest in the Lease to Lender as security for the Loan. In connection with the Loan, Landlord, Tenant and Lender entered into a Subordination, Non-Disturbance and Attornment Agreement Dated August 26, 2016 recorded in the real property records of Palm Beach County, Florida in Official Records Book 28552, at Page 332, of the Public Records of Palm Beach County, Florida (the “SNDA”). By it consent to this First Amendment, Lender hereby agrees as follows:

(a)             For purposes of the SNDA, whether or not a Foreclosure Event (as defined in the SNDA) has occurred, (i) the Lease shall not be deemed to be in default at any time the Leasehold Mortgagee is exercising its rights as Leasehold Mortgagee under Section 10.03 and Exhibit F of the Lease and (ii) Lender acknowledges and agrees to be bound by the rights of a Leasehold Mortgagee pursuant to Section 10.03 and Exhibit F of the Lease to a new Lease upon termination of the Lease.

(b)             If Lender or its designee succeeds to Landlord’s leasehold rights under the Ground Lease as a result of a Foreclosure Event, then, Lender or its designee, as applicable, shall be bound by the terms of Section 10.03 and Exhibit F of the Lease that are currently applicable to Landlord.

(c)             Lender will simultaneously with delivery to Tenant send to each Leasehold Mortgagee for which it has been provided an address for notices a copy of each notice given to Tenant under the SNDA. Lender acknowledges that Tenant has advised Lender that (i) contemporaneously herewith Deutsche Bank National Trust Company, as collateral agent (“Collateral Agent”), shall have a mortgage on Tenant’s leasehold interest under the Lease and shall be a Leasehold Mortgagee under the Lease and (ii) the address for notices to Collateral Agent is 100 Plaza One, 8th Floor, Jersey City, New Jersey 07311 Attention: Debra Schwalb.

9.             No Further Modification. Tenant confirms that the Lease remains in full force and effect and (a) Landlord is in compliance with the Lease provisions, and (b) Tenant has no defenses, claims or offsets against Landlord. Except as specifically modified in this First Amendment, the terms of the Lease shall remain in full force and effect as of the date originally executed. This instrument shall become effective only upon execution of it by both Landlord and Tenant.

10.           Leasehold Mortgagee Intended Beneficiary. Each Leasehold Mortgagee is an intended third party beneficiary of (i) the those provisions of the Lease that are expressly for the benefit of a Leasehold Mortgagee, including Section 10.03 and Exhibit F of the Lease and Section 7 of this First Amendment and (ii) the Agreements of Lender set forth in Section 8 of this First Amendment, which, being coupled with an interest, is irrevocable.

11.           Counterparts; Facsimile/Electronic Signatures. This First Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. In addition, any execution transmitted by facsimile or by electronic mail shall be deemed to constitute an original signature of a party for purposes of enforcing this First Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

Signed, sealed and delivered in the presence of:		LANDLORD:

WPB ROSEMARY LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez	Name:	Kolleen Cobb
		Title:	Vice President
/s/ Maria V. Rincon
Print Name:	Maria V. Rincon	Date: December 19, 2017

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT:

ALL ABOARD FLORIDA - OPERATION LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez	Name:	Kolleen Cobb
		Title:	Vice President
/s/ Maria V. Rincon
Print Name:	Maria V. Rincon	Date: December 19, 2017

Bank of America, N.A. is executing this
First Amendment to evidence its consent to
Landlord and Tenant entering into this
First Amendment and to acknowledge and
agree to be bound by the provisions of
Section 8 hereof:

BANK OF AMERICA, N.A.

By:	/s/ Linda Wells

Name: Linda Wells
Title: Sr Vice President